Exhibit 10.17
CAPITAL CONTRIBUTION AGREEMENT

This Agreement is entered into by and between Tianshi International Holdings Group Limited (“Tianshi Holdings”), a legal entity incorporated under the law of the British Virgin Islands and Tianshi International Investment Group Co., Ltd. (“Tianshi Investment”), a legal entity incorporated under the law of the British Virgin Islands in Tianjin, China on this 21st day of December, 2007.

RECITALS

Whereas, Tianshi Holdings and Tianshi Investment have entered into a Sale and Purchase Agreement dated December 20, 2007, pursuant to which Tianshi Holdings will acquire 100% of the registered share capital of Tianjin Tiens Life Resources Co., Ltd., a wholly-foreign-owned enterprise formed under the laws of the P.R.C. (“Life Resources”) from Tianshi Investment; and

Whereas, the transfer of the share capital of Life Resources requires the government’s approval to become final; and

Whereas, Tianshi Investment desires to increase the capital contribution of Life Resources; and

Whereas, Tianshi Holdings desires to pay back Tianshi Investment the amount of the capital contribution once the transfer of the share capital of Life Resources from Tianshi Investment to Tianshi Holdings has become final.

Now, therefore, the parties do hereby agree as follows.

AGREEMENT

1.	CAPITAL CONTRIBUTION

Tianshi Investment agrees to fund an increase in the capital contribution of Life Resources in an amount of Seven Million Five Hundred Thousand U.S. dollars (US$7,500,000) (the “Capital Contribution”).

2.	REIMBURSEMENT

Provided that the government approves the transfer of the share capital of Life Resources to Tianshi Holdings, Tianshi Holdings shall pay back to Tianshi Investment the amount of the Capital Contribution. The Capital Contribution shall be paid by Tianshi Holdings within five days of the date the government approves the transfer; provided however that if the government does not approve the transfer, Tianshi Holdings shall have no obligation to pay back the Capital Contribution to Tianshi Investment.

3.	Effective Date

This Agreement is effective as of the date first written above.

Tianshi International Holdings Group Limited

[COMPANY SEAL AFFIXED]

Address: 29th Floor No. 133 Wanzai Road HongKong
By: /s/ Jinyuan Li
Legal Representative: Jinyuan Li

Tianshi International Investment Group Co., Ltd.

[COMPANY SEAL AFFIXED]

Address: Room 2402-03, 24/F., New York Life Tower, Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong
By: /s/ Jinyuan Li
Legal Representative: Jinyuan Li